EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of International Metals Streaming Corp. (the “Company”) on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), I, Michael Hlavsa, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 14, 2015	By:	/s/ Michael Hlavsa
Michael Hlavsa
Chief Executive Officer, Chief Financial Officer and Director